                                                                       EXHIBIT 5
                                  March 7, 2001

The Valspar Corporation
1101 South Third Street
Minneapolis, Minnesota 55415

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Corporate Secretary of The Valspar Corporation (the "Corporation") and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial offering price of up to $600,000,000:

         (i) common stock, par value $.50 per share, of the Corporation (the "Common Stock") issuable directly or upon conversion of Debt Securities (as defined below) or exercise of Warrants (as defined below);

         (ii) debt securities (the "Debt Securities") issuable directly or upon exercise of Warrants (as defined below); and

         (iii) warrants to purchase Common Stock or Debt Securities (collectively, the "Warrants").

         The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         The shares of Common Stock are to be evidenced by the form of common stock certificate filed as Exhibit 4(g) to the Registration Statement, with appropriate insertions, and issued under the Certificate of Incorporation. The Debt Securities are to be in the forms filed as Exhibits 4(b) or 4(c) to the Registration Statement, with appropriate insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4(a) to the Registration Statement, with appropriate insertions (the "Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Warrants are to be in the forms filed as Exhibits 4(e) or 4(f) to the Registration Statement, with appropriate insertions, and are to be issued under one or more warrant agreements in the form filed as Exhibits 4(d) to the Registration Statement, with appropriate insertions (the "Warrant Agreement"), to be entered into by the Corporation and warrant agents to be named by the Corporation.

The Valspar Corporation
March 7, 2001
Page 2

         As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the "Corporate Proceedings"), such issuance and the terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation.

         I, or attorneys that I supervise, have examined or are otherwise familiar with the Certificate of Incorporation, as amended, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing and the assumptions that follow, I am of the opinion that:

         (i) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable;

         (ii) upon the execution and delivery by the Corporation of the Indenture, the Indenture will become a valid and binding obligation of the Corporation;

         (iii) upon (a) the execution and delivery by the Corporation of the Indenture, (b) the completion of all required Corporate Proceedings relating to the issuance of Debt Securities, (c) the due execution and delivery of the Debt Securities, and (d) the due authentication of the Debt Securities by a duly appointed trustee, such Debt Securities will be valid and binding obligations of the Corporation; and

         (iv) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Corporation.

         The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Corporation in accordance with applicable law; (b) the Indenture and any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act; and (d) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended. Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may

The Valspar Corporation
March 7, 2001
Page 3

be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

         I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Corporation to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Corporation) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Corporation) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Corporation, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

         I am a member of the Bar of the State of Minnesota, and the foregoing opinions are limited to the existing laws of the State of Minnesota, the federal laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of securities, the existing laws of the State of Delaware. The opinions herein expressed are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. By rendering this opinion, I do not undertake to advise the Corporation with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof. To the extent that the governing law provision of an Indenture and Warrant Agreement may relate to the laws of a jurisdiction as to which I express no opinion, the opinions set forth herein are given as if the laws of the State of Minnesota govern the Indentures and the Warrant Agreements.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Opinions" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

         This opinion speaks only as of the date hereof and is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

                                 Very truly yours,

                                 /s/ Rolf Engh

                                 Senior Vice President, General Counsel
                                 and Secretary